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                                HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                WWW.HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000




                                                                     Exhibit 5.1

                                December 19, 2001

Student Advantage, Inc.
280 Summer Street
Boston, MA 02210


     Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of (1) an aggregate of 2,821,500 shares (the "Warrant Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Student Advantage, Inc., a Delaware corporation (the "Company") to be issued upon exercise or conversion of warrants issued by the Company (the "Warrants") to Reservoir Capital Partners, L.P., Reservoir Capital Master Fund, L.P. and Reservoir Capital Associates, L.P. (collectively, "Reservoir") on June 25, 2001, November 6, 2001 and November 26, 2001, and (2) an aggregate of 250,000 shares (the "Schain Shares") of Common Stock held by Devin A. Schain. The Warrant Shares are being registered on behalf of Reservoir and the Schain Shares are being registered on behalf of Mr. Schain. Mr. Schain and Reservoir are collectively referred to herein as the "Selling Stockholders".

      We have acted as counsel for the Company in connection with the registration for resale of the Schain Shares and Warrant Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      We assume that the appropriate action will be taken, prior to the offer and sale of the Schain Shares and the Warrant Shares, to register and qualify the Schain Shares and the Warrant Shares for sale under all applicable state securities or "blue sky" laws.



BOSTON LONDON* MUNICH* NEW YORK OXFORD* PRINCETON RESTON WALTHAM WASHINGTON
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Hale and Dorr LLP is a Massachusetts Limited Liability Partnership and includes
Professional Corporations               * an independent joint venture law firm


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Page 2



      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that (1) the Warrant Shares have been duly authorized for issuance and, when the Warrant Shares are issued and paid for in accordance with the terms and conditions of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable, and (2) the Schain Shares have been duly authorized and are validly issued, fully paid and nonassessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Schain Shares and the Warrant Shares while the Registration Statement is in effect.

       Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Hale and Dorr LLP

                                          HALE AND DORR LLP